3rd Quarter 2023 Earnings Presentation October 24, 2023 Exhibit 99.2

Safe Harbor Statement Worthington Armstrong Joint Venture (“WAVE”). Disclosures in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, those relating to future financial and operational results, expected savings from cost management initiatives, the performance of our WAVE1 joint venture, market and broader economic conditions and guidance. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. This includes annual guidance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Form 10-K and 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law. In addition, we will be referring to non-Generally Accepted Accounting Principles (“GAAP”) financial measures within the meaning of SEC Regulation G. A reconciliation of the differences between these measures with the most directly comparable financial measures calculated in accordance with GAAP are included within this presentation and available on the Investor Relations page of our website at www.armstrongceilings.com. The guidance in this presentation is only effective as of the date given, October 24, 2023, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance.

Basis of Presentation Explanation The deferred compensation accruals are for cash and stock awards that will be recorded over each awards’ respective vesting period, as such payments are subject to the sellers’ and employees’ continued employment with the Company. Results throughout this presentation are presented on a normalized basis. We remove the impact of certain discrete expenses and income in certain measures including adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), adjusted diluted earnings per share (“EPS”) and adjusted free cash flow. The Company excludes certain acquisition related expenses (i.e. – changes in the fair value of contingent consideration and deferred compensation accruals1 for recent acquisitions). The Company excludes all acquisition-related amortization from adjusted earnings from continuing operations and in calculations of adjusted diluted EPS. Examples of other excluded items have included plant closures, restructuring charges and related costs, impairments, separation costs and other cost reduction initiatives, environmental site expenses and related insurance recoveries, endowment level charitable contributions, and certain other gains and losses. The Company also excludes income/expense from its U.S. Retirement Income Plan (“RIP”) in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded. Our tax rate may be adjusted for certain discrete items which are identified in the footnotes. Investors should not consider non-GAAP measures as a substitute for GAAP measures. Excluding adjusted diluted EPS, non-GAAP figures are rounded to the nearest million and corresponding percentages are based on unrounded figures. Operating Segments: “MF”: Mineral Fiber, “AS”: Architectural Specialties, “UC”: Unallocated Corporate All dollar figures throughout the presentation are in $ millions, expect per share data, and all comparisons are versus prior year unless otherwise noted. Figures may not sum due to rounding.

GAAP and non-GAAP Financial Results

AWI Consolidated Results	Q3 2023	Q3 2022	YTD 2023	YTD 2022
Net sales	$347.3	$325.0	$982.9	$928.6
Earnings from continuing operations	$69.5	$54.5	$177.0	$151.1
Operating income	$100.2	$73.3	$257.4	$208.1
Adj. EBITDA*	$125	$105	$332	$294
Operating income margin (operating income % of net sales)	28.9%	22.6%	26.2%	22.4%
Adj. EBITDA margin* (Adj. EBITDA % of net sales)	36.0%	32.2%	33.8%	31.6%
Diluted earnings per share, continuing operations	$1.56	$1.18	$3.93	$3.23
Adj. diluted earnings per share from continuing operations	$1.60	$1.36	$4.10	$3.65
Net cash provided by operating & investing activities	$77.9	$65.8	$165.8	$127.3
Adj. free cash flow*	$92	$66	$195	$130
Net cash provided by operating & investing activities % of net sales	22.4%	20.2%	16.9%	13.7%
Adj. free cash flow margin* (Adj. free cash flow % of net sales)	26.4%	20.2%	19.8%	14.0%

Segment Results	Q3 2023			Q3 2022		
	MF	AS	UC	MF	AS	UC
Net sales	$249.7	$97.6	-	$233.7	$91.3	-
Operating income (loss)	$85.5	$15.5	($0.8)	$70.8	$3.4	($0.9)
Adj. EBITDA*	$105	$20	-	$89	$16	-
Operating income margin (Operating income % of net sales)	34.2%	15.9%	NM	30.3%	3.7%	NM
Adj. EBITDA margin* (Adj. EBITDA % of net sales)	41.9%	20.8%	NM	38.1%	17.1%	NM

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.
"NM": Not meaningful.



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$347M (+7% VPY) Net Sales $125M (+19% VPY) Adj. EBITDA* $1.60 (+18% VPY) Adj. Diluted EPS* $195M (+50% VPY) YTD Adj. Free Cash Flow* 3rd Quarter 2023 Key Takeaways Record-Setting Earnings on Solid Execution *Non-GAAP measure. See slide 4 and appendix for reconciliation to nearest GAAP measure. 1. Average Unit Value (“AUV”). Includes both like-for-like price and mix impacts. Net Sales up 7% and Adj. EBITDA* up 19% Total company Adjusted EBITDA margin* expanded 380bps Mineral Fiber segment Adj. EBITDA* up 18% Driven by AUV1 improvement and lower input costs; Adjusted EBITDA margin* expanded 380bps to 41.9% Architectural Specialties segment Adj. EBITDA* up 30% Adj. EBITDA margin* expanded 370bps to 20.8%, driven by sales growth and operating leverage Strong Adj. free cash flow* generation Year-to-date growth of 50% supports all capital allocation priorities

Mineral Fiber Q3 2023 Results Strong AUV and Lower Input Costs Drive Margin Expansion *Non-GAAP measure. See slide 4 and appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation throughout the presentation. Includes raw material, energy and freight impacts in addition to inventory valuation impacts. Excludes the change in amortization throughout the presentation. Net Sales Growth VPY Q3 Mineral Fiber Key Highlights ● Record-setting sales and earnings ● Adj. EBITDA margin* expanded 380bps to 41.9% ● Strong topline with AUV growth of 8% driven by like-for-like price and favorable mix ● Lower volume from softer market demand and Lat Am, partially offset by growth initiatives ● Lower input costs and favorable inventory valuation impact; raws remain elevated Adj. EBITDA* Comparison VPY Q1 Q2 Q3 2022 Adjusted EBITDA* $74 $89 $89 AUV 5 14 11 Volume 12 (12) - Manufacturing1 3 3 - Input Costs2 (10) (2) 6 SG&A3 (3) - (3) WAVE 3 4 1 2023 Adjusted EBITDA* $84 $95 $105 % Change 13% 7% 18% +7%

Architectural Specialties Q3 2023 Results Steady Sales Growth and Operating Leverage Improvement Adj. EBITDA* Comparison VPY Q1 Q2 Q3 2022 Adjusted EBITDA* $13 $13 $16 Sales 2 7 8 Manufacturing1 (1) (1) (1) SG&A2 (2) (2) (2) 2023 Adjusted EBITDA* $12 $17 $20 % Change (10%) 31% 30% Q3 Architectural Specialties Key Highlights ● Record-setting sales and earnings ● Adj. EBITDA margin* of 20.8% with 370bps of expansion on improved operating leverage ● Recent acquisitions, including BOK Modern, contribute incremental sales growth ● Continuing to monitor project delays and overall market backdrop Net Sales Growth VPY +7% *Non-GAAP measure. See slide 4 and appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation throughout the presentation. Excludes the change in amortization throughout the presentation.

Q3 2023 Consolidated Company Key Metrics Strong Margin Expansion and Solid Sales Growth Q3 2022 Q3 2023 Variance Net Sales $325 $347 7% Adj. EBITDA* $105 $125 19% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 32.2% 36.0% 380bps Adj. Diluted Earnings Per Share* $1.36 $1.60 18% Adj. Free Cash Flow* $66 $92 39% *Non-GAAP measure. See slide 4 and appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation throughout the presentation. 2. Includes raw material, energy and freight impacts in addition to inventory valuation impacts. 3. Excludes the change in amortization throughout the presentation.. 1 2 3 $125 $105

Year-to-Date 2023 Consolidated Company Key Metrics Double-Digit Adj. EBITDA* Growth & Robust Adj. Free Cash Flow* Growth YTD 2022 YTD 2023 Variance Net Sales $929 $983 6% Adj. EBITDA* $294 $332 13% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 31.6% 33.8% 220bps Adj. Diluted Earnings Per Share* $3.65 $4.10 12% Adj. Free Cash Flow* $130 $195 50% *Non-GAAP measure. See slide 4 and appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation throughout the presentation. 2. Includes raw material, energy and freight impacts in addition to inventory valuation impacts. 3. Excludes the change in amortization throughout the presentation.. 1 2 3 $294 $332

Adjusted Free Cash Flow* Enables Balanced Capital Allocation Strategy *Non-GAAP measure. See slide 4 and appendix for reconciliation to nearest GAAP measure. Includes cash earnings, working capital and other current assets and liabilities. 2023 Year-to-Date Capital Deployment 2023 Year-to-Date Adj. Free Cash Flow* Up 50% vs PY

Driving Growth in a Challenging Macroeconomic Environment Updating Full Year 2023 Guidance Commentary1 $1,280M to $1,295M 4% to 5% YoY Prior: 3% to 6% YoY Net Sales $5.05 to $5.15 7% to 9% YoY Prior: 2% to 7% Adjusted Diluted EPS* $418M to $426M 9% to 11% YoY Prior: 4% to 9% YoY Adjusted EBITDA* $245M to $255M 11% to 15% YoY Prior: 9% to 13% Adjusted Free Cash Flow* Challenging environment remains, but better-than-expected market supports improved outlook Expect lower market demand, partially offset by initiatives, to result in low single digit MF volume decline Expect above average MF AUV growth with historical fall-through rates Managing investments and working capital to offset weaker macroeconomic conditions Expect positive WAVE equity earnings versus prior year, rebounding from 2022 results *Non-GAAP measure. See slide 4 and appendix for reconciliation to nearest GAAP measure. Additional assumptions available in the appendix of this presentation. Reflects guidance update from prior quarter

Appendix

Full Year 2023 Assumptions *Non-GAAP Measure. See slide 4 and appendix for reconciliation to nearest GAAP measure. Includes acquisition of BOK Modern. Assumes no contribution from future acquisitions. Based on preliminary expectations. Subject to change. Segment Net Sales Adjusted EBITDA Margin* Mineral Fiber 4% to 5% growth YoY (prior: 1% to 5%) ~39% (prior: >37.5%) Architectural Specialties1 4% to 5% growth YoY (prior: >6%) 17% to 18% (prior: >18%) Consolidated Metrics Full Year 2023 Capital expenditures $80M to $85M Depreciation and amortization $88M to $91M Interest expense $36M to $37M Book / cash tax rate ~25% / ~25% Shares outstanding ~45 million Return of investment from joint venture $90M to $95M Shipping Days vs Prior Year 2022 2023 20242 Q1 (1) +1 - Q2 +1 - - Q3 - (1) +1 Q4 (1) - +1 Full Year (1) - +2 13

Q3 2023 Adjusted EBITDA Reconciliation

	For the Three Months Ended Sept. 30,		For the Nine Months Ended Sept. 30,	
	2023	2022	2023	2022
Net sales	$347	$325	$983	$929
Net earnings	$70	$58	$177	$154
Less: Net earnings from discontinued operations	-	3	-	3
Earnings from continuing operations	$70	$55	$177	$151
Add: Income tax expense	24	13	61	43
Earnings from continuing operations before income taxes	$94	$68	$238	$194
Add: Interest/other income and expense, net	7	6	20	14
Operating income	$100	$73	$257	$208
Add: RIP expense[1]	1	1	2	3
Add: Acquisition-related impacts[2]	1	9	4	19
Add: Cost reduction initiatives	-	-	3	-
Adjusted operating income	$102	$83	$266	$230
Add: Depreciation and amortization	23	22	66	64
Adjusted EBITDA	$125	$105	$332	$294
Operating income margin	28.9%	22.6%	26.2%	22.4%
Adjusted EBITDA margin	36.0%	32.2%	33.8%	31.6%

Q3 2023 Adjusted Diluted EPS Reconciliation

	For the Three Months Ended Sept. 30,		For the Nine Months Ended Sept. 30,	
	2023	2022	2023	2022
Net earnings	$70	$58	$177	$154
Less: Net earnings from discontinued operations	-	3	-	3
Earnings from continuing operations	$70	$55	$177	$151
Add: Income tax expense	24	13	61	43
Earnings from continuing operations before income taxes	$94	$68	$238	$194
(Less): RIP (credit)[3]	-	-	(1)	(1)
Add: Acquisition-related impacts[2]	1	9	4	19
Add: Acquisition-related amortization[4]	2	2	4	6
Add: Cost reduction initiatives	-	-	3	-
Adjusted earnings from continuing operations before income taxes	$96	$78	$248	$219
Less: Adjusted income tax expense[5]	(25)	(15)	(63)	(49)
Adjusted net earnings from continuing operations	$71	$63	$184	$171
Diluted shares outstanding	44.6	46.1	45.0	46.7
Effective tax rate	26%	20%	26%	22%
Diluted earnings per share from continuing operations	$1.56	$1.18	$3.93	$3.23
Adjusted diluted earnings per share	$1.60	$1.36	$4.10	$3.65

1. RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP.
2. Represents the impact of acquisition-related adjustments for changes in fair value of contingent consideration, deferred compensation and restricted stock expenses.
3. RIP (credit) represents the entire actuarial net periodic pension (credit) recorded as a component of earnings from continuing operations. For all periods presented, we were not required to and did not make cash contributions to our RIP.
4. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles.
5. Adjusted income tax expense is calculated using the effective tax rate multiplied by the adjusted earnings from continuing operations before income taxes.

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Contingent compensation payments related to 2020 acquisitions recorded as a component of net cash provided by operating activities. RIP expense represents only the plan service cost related to the RIP that is recorded within Operating Income. For all periods presented, we were not required to and did not make cash contributions to our RIP. Represents the impact of acquisition-related adjustments for changes in fair value of contingent consideration, deferred compensation and restricted stock expenses. “NM”: Not meaningful. For the Three Months Ended Sept. 30, For the Nine Months Ended Sept. 30, 2023 2022 2023 2022 Net cash provided by operating activities $83 $56 $176 $119 Net cash (used for) provided by investing activities ($5) $10 ($11) $8 Net cash provided by operating and investing activities $78 $66 $166 $127 Add: Acquisition of co-ownership interest in software-related intellectual property - - 10 - Add: Acquisition of BOK Modern 14 - 14 - Add: Net environmental expenses - - - 1 Add: Contingent consideration in excess of acquisition-date fair value1 - - 5 2 Adjusted free cash flow $92 $66 $195 $130 For the Three Months Ended Sept. 30, For the Nine Months Ended Sept. 30, MF AS UC UNALLOCATED CORPORATE MF AS UC UNALLOCATED CORPORATE 2023 2022 2023 2022 2023 2022 2023 2022 2023 2022 2023 2022 Net sales $250 $234 $98 $91 - - $712 $671 $271 $257 - - Operating income (loss) $86 $71 $16 $3 ($1) ($1) $225 $200 $35 $11 ($2) ($3) Add: RIP expense2 - - - - 1 1 - - - - 2 3 Add: Acquisition-related impacts3 - - 1 9 - - - - 4 19 - - Add: Cost reduction initiatives - - - - - - 3 - - - - - Adjusted operating income (loss) $86 $71 $17 $12 - - $227 $200 $39 $30 - - Add: Depreciation and amortization 19 18 3 3 - - 56 52 10 11 - - Adjusted EBITDA $105 $89 $20 $16 - - $283 $252 $49 $41 - - Operating income margin (Operating income % of net sales) 34.2% 30.3% 15.9% 3.7% NM NM 31.6% 29.8% 12.9% 4.3% NM NM Adjusted EBITDA margin (Adjusted EBITDA % of net sales) 41.9% 38.1% 20.8% 17.1% NM NM 39.8% 37.5% 18.0% 16.1% NM NM Q3 2023 Adjusted Free Cash Flow Reconciliation Q3 2023 Segment Adj. EBITDA Reconciliation

Full Year 2023 Low High Net earnings $218 $220 Add: Income tax expense 73 75 Earnings before income taxes $291 $295 Add: Interest expense 36 37 Add: Other non-operating (income), net (8) (9) Operating income $319 $323 Add: RIP expense1 3 3 Add: Acquisition-related impacts2 5 6 Add: Cost reduction initiatives 3 3 Adjusted operating income $330 $335 Add: Depreciation and amortization $88 $91 Adjusted EBITDA $418 $426 1. RIP expense represents only the plan service cost related to the RIP that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP. 2. Represents the impact of acquisition-related adjustments for deferred compensation and restricted stock expenses. 3. Assumes rounding to sum segments to consolidated company figures. “NM”: Not meaningful. Full Year 20233 (Supports low-end Adj. EBITDA Margin % assumption) For the Three months Ended March 31, MF AS UC Net sales $921 $359 $ - Operating income (loss) $278 $45 ($3) Add: RIP expense1 - - 3 Add: Acquisition-related impacts2 - 5 - Add: Cost reduction initiatives 3 - - Adjusted operating income $280 $50 - Add: Depreciation and amortization 77 11 - Adjusted EBITDA $357 $61 $ - Operating income margin (Operating income % of net sales) 30% 14% NM Adjusted EBITDA margin (Adjusted EBITDA % of net sales) 39% 17% NM 2023 Adj. EBITDA Guidance Reconciliation 2023 Segment Adj. EBITDA Margin Guidance Reconciliation

2023 Adj. Diluted EPS Guidance Reconciliation

	Full Year 2023	
	Low	High
Net earnings	$218	$220
Add: Income tax expense	73	75
Earnings before income taxes	$291	$295
Add: RIP (credit)[1]	(1)	(1)
Add: Acquisition-related impacts[2]	5	6
Add: Acquisition-related amortization[3]	6	6
Add: Cost reduction initiatives	3	3
Adjusted earnings before income taxes	$304	$308
Less: Adjusted income tax expense[4]	(76)	(77)
Adjusted net earnings	$228	$231
Diluted shares outstanding	~45M	~45M
Effective tax rate	~25%	~25%
Diluted net earnings per share	$4.84	$4.89
Adjusted diluted net earnings per share	$5.05	$5.15

2023 Adj. Free Cash Flow Guidance Reconciliation

	Full Year 2023	
	Low	High
Net cash provided by operating activities	$235	$245
Add: Return of investment from joint venture	90	95
Adjusted net cash provided by operating activities	$325	$340
Less: Capital expenditures	(80)	(85)
Adjusted Free Cash Flow	$245	$255

1. RIP (credit) represents the entire actuarial net periodic pension (credit) recorded as a component of Net earnings. We do not expect to make cash contributions to our RIP.
2. Represents the impact of acquisition-related adjustments for deferred compensation and restricted stock expenses.
3. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles.
4. Adjusted income tax expense is based on an adjusted effective tax rate of ~25%, multiplied by adjusted earnings before income tax.

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